                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                          DATE OF REPORT: MARCH 5, 1997



                               INSILCO CORPORATION
             (Exact Name of Registrant as specified in its charter)




       Delaware                           0-22098               06-0635844
       --------                           -------               ----------
(State or other urisdiction of    (Commission File No.)       (IRS Employer
incorporation or organization)                            Identification Number)



                              425 Metro Place North
                                   Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468

               (Address, including zip code, and telephone number
                       including area code of Registrant's
                          principal executive offices)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 5, 1997, Insilco Corporation (the "Company") sold its Rolodex office products business unit ("Rolodex") to Newell Co. ("Newell") for estimated net cash proceeds of approximately $111.5 million, after payment of transaction costs and subject to adjustment for certain post closing items. The Company expects to largely offset the cash taxes incurred on the gain from the sale by utilizing its available tax loss carryforwards. The Company is considering various alternatives for the use of the Rolodex proceeds including a one time distribution to shareholders or a repurchase of shares. Any distribution to shareholders will be subject to required bank approval.

The aggregate purchase price was arrived at by arm's-length negotiations between the Company and Newell. There was no material relationship between Newell and the Company or any of the Company's affiliates, directors or officers, or any associate of any director or officer of the Company.

The Company's press release issued March 5, 1997 regarding this transaction is attached as an exhibit to this report and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements of Business Acquired.

           Not applicable.

     (b)   Pro Forma Financial Information.

           The following unaudited pro forma condensed consolidated statements are filed with this report:

             Pro Forma Condensed Consolidated Balance Sheet as of
               December 31, 1996........................................Page F-1
             Pro Forma Condensed Consolidated Statements of Operations
               For the Year Ended December 31, 1996.....................Page F-2

           The following pro forma unaudited condensed consolidated balance sheet as of December 31, 1996, presents the estimated impact of the sale of Rolodex as discussed in Item 2 (and excludes the impact of the sale of the Rolodex electronics product line) on the Company's consolidated financial position assuming such sale had occurred at December 31, 1996. The following pro forma unaudited condensed consolidated statement of operations for the year ended December 31, 1996 presents the estimated impact of the sale of Rolodex on the Company's historical consolidated statement of operations as if such sale had occurred at the beginning of the period. The nonrecurring transactions related directly to the sale are excluded from the pro forma statement of operations. The significant assumptions utilized for the pro forma financial statements include: (i) the net proceeds less estimated cash taxes will be held as short term investments because the ultimate use of the proceeds has not been determined;
           (ii) the interest rate for the investment of the proceeds is based upon the weighted average rates during the applicable period; (iii) income tax expense (benefit) attributable to the pro forma transactions is provided at the statutory tax rate adjusted for the benefit of the possession tax credit on its qualifying Puerto Rico operations.

                                        2

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           The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon assumptions deemed proper. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the period presented. In addition, it should be noted that the Company's consolidated financial statements will reflect the disposition only from March 5, 1997, the Closing Date.

           The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the Company.

     (c)   Exhibits.

           Exhibit No.      Description

              2(k) Asset Purchase Agreement, dated as of February 12, 1997, between the Company and Newell Co.

              20        Press release of the Company issued March 5, 1997.




                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          INSILCO CORPORATION
                                      -------------------------
                                      Registrant



Date: March 19, 1997               By: /s/ James D. Miller
                                      ------------------------
                                      James D. Miller
                                      Executive Vice President




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                                  EXHIBIT INDEX



Exhibit No.             Description                                     Page


     2(k)      Asset Purchase Agreement, dated as of February 12,
               1997, between the Company and Newell Co.

     20        Press release of the Company issued March 5, 1997.



                                        4

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                      INSILCO CORPORATION AND SUBSIDIARIES

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                December 31, 1996
                                 (In thousands)


                                                                                       Adjustment to
                                                                                       Record Sale of
                                                                                        Rolodex and
                                                                    Historical         Cash Proceeds        Pro Forma
                                                                    ----------         -------------        ---------
                                                                                            (1)
                            Assets
                            ------
Current assets:
   Cash and cash equivalents                                        $    3,481            111,500            114,981
   Trade receivables, net                                               73,874             (8,481)            65,393
   Other receivables                                                     8,499               (325)             8,174
   Inventories                                                          66,385             (8,460)            57,925
   Deferred tax asset                                                   29,859            (27,863)             1,996
   Prepaid expenses                                                      7,010             (1,095)             5,915
                                                                      --------            -------           --------

         Total current assets                                          189,108             65,276            254,384

Property, plant and equipment, net                                     114,379             (3,944)           110,435
Deferred tax asset                                                       7,542                   -             7,542
Other assets, net                                                       40,971             (4,990)            35,981
                                                                      --------            -------           --------

         Total assets                                                $ 352,000             56,342            408,342
                                                                      ========            =======           ========

                  Liabilities and Stockholders' Equity
                  ------------------------------------

Current liabilities:
   Current portion of long-term debt                                 $  24,272                  -             24,272
   Current portion of other long-term obligations                        6,661                  -              6,661
   Accounts payable                                                     37,984             (4,797)            33,187
   Accrued income taxes                                                  3,596             11,500             15,096
   Accrued expenses and other                                           68,639             (7,033)            61,606
                                                                       -------            -------           --------

         Total current liabilities                                     141,152               (330)           140,822

Long-term debt                                                         136,770                  -            136,770
Other long-term obligations                                             40,676                  -             40,676
Stockholders' equity                                                    33,402             56,672             90,074
                                                                      --------            -------            -------

         Total liabilities and stockholders' equity                 $  352,000             56,342            408,342
                                                                      ========            =======           ========




                                       F-1

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                      INSILCO CORPORATION AND SUBSIDIARIES

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 1996
                        (In thousands, except share data)




                                                              Pro Forma Adjustments to
                                                                Record Sale of Rolodex
                                                                ----------------------

                                                 Historical   Operations     Interest    Pro Forma
                                                 ----------   ----------     --------    ---------
                                                                  (2)           (3)
Sales                                            $ 572,474      (58,600)         --       513,874
Cost of products sold                              389,893      (29,719)         --       360,174
Depreciation                                        16,593         (435)         --        16,158
Selling, general and administrative expenses       106,649      (15,439)         --        91,210
Amortization of intangibles                            238           --          --           238
                                                 ---------      -------      ------      --------
          Operating income                          59,101      (13,007)         --        46,094
                                                 ---------      -------      ------      --------
Other income (expense):
  Interest expense                                 (18,386)           8          --       (18,378)
  Interest income                                    1,010         (286)      5,300         6,024
  Other income, net                                 10,138           49          --        10,187
                                                 ---------      -------      ------      --------

   Income before income taxes                       51,863      (13,236)      5,300        43,927
Income tax expense                                 (12,810)       2,814      (2,041)      (12,037)
                                                 ---------      -------      ------      --------
          Net income                             $  39,053      (10,422)      3,259        31,890
                                                 =========      =======      ======      ========
Net income per common share and common
  share equivalent                                $   3.95                                   3.22
                                                  ========                               ========
Weighted average number of common shares
  outstanding and common share equivalents       9,891,631                              9,891,631
                                                 =========                              =========



                                       F-2

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The notes to the pro forma unaudited condensed consolidated statement of operations and balance sheet follow:

(1) To record the sale of Rolodex as if it had occurred on December 31, 1996. The change in stockholder's equity of $56.7 million represents a pre-tax gain on the sale of $96.0 million, total tax expense of $39.3 million and estimated cash taxes of $11.5 million. The actual gain and tax consequences recorded in 1997 will be dependent on the book and tax basis, as well as the tax loss carryforwards in existence at that time.

(2) To record the effect on sales and costs and expenses assuming Rolodex was sold at the beginning of the year ended December 31, 1996.

(3) To record the incremental interest income and related income tax expense assuming the net after tax proceeds were held in short term investments from the beginning of the period.


                                       F-3